EXHIBIT 99.1

Oil States Announces Second Quarter 2020 Results of Operations

HOUSTON, July 29, 2020 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss of $24.6 million, or $0.41 per share, for the second quarter of 2020, on revenues of $146.2 million. Consolidated EBITDA (Note A) was a loss of $4.5 million. Excluding $5.4 million of severance and downsizing charges incurred during the quarter, Consolidated EBITDA totaled $0.9 million. The reported second quarter 2020 net loss included the following more significant charges and gains, which resulted in a net charge of $4.6 million after-tax, or $0.08 per share:

  Severance and downsizing charges totaled $5.4 million ($4.3 million after-tax, or $0.07 per share)
  Bad debt provision on receivables from customers claiming bankruptcy protection totaled $2.2 million ($1.7 million after-tax, or $0.03 per share)
  Non-cash fixed asset impairment charges totaled $3.0 million ($2.4 million after-tax, or $0.04 per share)
  Non-cash gain on extinguishment of convertible senior notes of $4.8 million ($3.8 million after-tax, or $0.06 per share)

Second quarter 2020 highlights and corporate actions included:

  Generated $38.7 million in cash flow from operations
  Amended our revolving credit facility, with existing financial covenants suspended through March 30, 2021 in exchange for a reduction in the facility size to $200 million
  Reduced net debt (defined as total debt less cash) by $39.3 million, including the purchase of $12.0 million principal amount of our convertible senior notes at a 51% discount to par value
  Implemented significant costs saving measures, including an approximate 30% reduction in our U.S. workforce

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,

"As we projected on our first quarter earnings call held at the end of April, the market dislocations caused by the global response to the COVID-19 pandemic have been unprecedented. The impact on the energy industry has been extreme due to the rapid demand destruction for crude oil and the resulting inventory builds across the globe. U.S. land based drilling and completion activity fell sharply during the quarter, with the U.S. rig count declining 64% to a historical low of 265 rigs operating at the close of the second quarter.

"Our Offshore/Manufactured Products segment proved resilient during the second quarter, with revenues increasing 4% due to an increase in project-driven revenues, partially offset by reduced short-cycle sales. Segment EBITDA margins also improved 149 basis points sequentially, reflecting the benefit of closing out projects in backlog efficiently along with cost reduction initiatives implemented. Backlog totaled $235 million as of June 30, 2020, a decline of 12% sequentially. Our bookings totaled $64 million, yielding a book-to-bill ratio for the second quarter of 0.7x, bringing the year-to-date ratio to 0.8x.

"Revenues in our Completion Services and Downhole Technologies businesses declined 56% and 64% sequentially – driven by the steep reduction in industry activity in the U.S. shale play regions due to the low crude oil price environment. During the second quarter, both businesses implemented significant cost reduction measures in response to the material downturn in activity, leading to $4.9 million of severance and downsizing charges being incurred. The full benefit of these cost reduction measures should be realized during the third quarter.

"Importantly, we generated $39 million of cash flow from operations and bought in $12 million principal amount of our convertible senior notes at a 51% discount to par value. Cash on-hand at June 30 totaled $54 million while borrowings outstanding under our credit facility totaled $71 million. We amended our bank credit facility during the second quarter securing a covenant holiday through March 30, 2021 in exchange for reducing the facility size to $200 million. We believe that these actions have stabilized the Company during a very difficult period. We will continue to closely manage our debt, working capital and cash flow generation in the quarters to come."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products reported revenues of $94.9 million and Segment EBITDA (Note B) of $15.0 million in the second quarter of 2020, compared to revenues of $91.2 million and Segment EBITDA of $13.1 million reported in the first quarter of 2020. Revenues increased 4% sequentially, due to an increase in the segment's project-driven revenue, which was partially offset by lower demand for U.S. land-based short-cycle products. Segment EBITDA increased 15%, driven by the higher revenues, efficient completion of projects in backlog and benefits from cost control measures implemented. Segment EBITDA margin in the second quarter of 2020 was 16% compared to 14% in the first quarter of 2020.

Backlog totaled $235 million at June 30, 2020, a decrease of 12% sequentially and 17% year-over-year. Second quarter 2020 bookings totaled $64 million, yielding a book-to-bill ratio of 0.7x in the period and a year-to-date ratio of 0.8x.

Well Site Services

Well Site Services reported revenues of $36.3 million and a Segment EBITDA loss of $5.4 million in the second quarter of 2020, compared to revenues of $87.5 million and Segment EBITDA of $12.0 million reported in the first quarter of 2020. Both revenues and Segment EBITDA were adversely impacted by the sharp decline in customer demand for completion and production services, as well as incremental costs incurred from workforce reductions and facility closures. During the second quarter of 2020, the Completion Services business recorded a non-cash fixed asset impairment charge of $3.0 million, severance and downsizing charges of $3.5 million and a $0.7 million bad debt provision on a receivable from a customer claiming bankruptcy protection.

Downhole Technologies

Downhole Technologies reported revenues of $15.0 million and a Segment EBITDA loss of $5.5 million in the second quarter of 2020, compared to revenues of $41.1 million and Segment EBITDA of $5.3 million reported in the first quarter of 2020. Segment EBITDA declined due to the precipitous fall in U.S. completion activity, reduced manufacturing cost absorption, a $1.5 million bad debt provision on a receivable from a customer claiming bankruptcy protection and $1.3 million of incremental expenses associated with workforce reductions and facility closures.

Interest Expense, Net

The Company reported net interest expense of $4.2 million in the second quarter of 2020, including $2.4 million of non-cash amortization of debt discount and deferred financing costs. Additionally, the Company expensed $0.5 million of deferred financing costs during the second quarter in connection with the amendment of its revolving credit facility.

Other Income, Net

During the second quarter of 2020, the Company recognized a non-cash gain of $4.8 million in connection with the purchase of $12.0 million principal amount of its 1.50% convertible senior notes (due February 2023) at a significant discount to the carrying value of the recorded liability.

Income Taxes

The Company recognized an effective tax rate benefit of 21.9% in the second quarter of 2020, which compared to an effective tax rate benefit of 8.9% in the first quarter of 2020. The effective tax rate benefit for the first quarter of 2020 was below the U.S. statutory rate primarily due to certain non-deductible expenses, including non-cash goodwill impairment charges.

Financial Condition

On June 17, 2020, the Company amended its revolving credit facility. The amendment provides for the suspension of financial maintenance covenants from July 1, 2020 to March 30, 2021, along with a reduction in the revolving credit facility size to $200 million. Borrowing availability is subject to a monthly borrowing base calculation beginning on July 1, 2020. The maturity date of the amended credit agreement remains January 30, 2022. As of June 30, 2020, $71.0 million was outstanding under the Company's amended revolving credit facility, while cash on-hand totaled $53.8 million. As of July 1, 2020, based on the then current borrowing base, the total amount available to be drawn under the amended revolving credit facility was $37.3 million.

During the second quarter of 2020, the Company purchased $12.0 million principal amount of its outstanding 1.50% convertible senior notes for $5.9 million in cash. Since September 2019, the Company has purchased $25.4 million principal amount of its notes for $17.3 million in cash.

The Company's total debt represented 25% of combined total debt and stockholders' equity at June 30, 2020, consistent with the March 31, 2020 level. The Company was in compliance with its covenants under the amended revolving credit facility at June 30, 2020.

Conference Call Information

The call is scheduled for July 30, 2020 at 10:00 a.m. Central Time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 771-4371 in the United States or by dialing +1 (847) 585-4405 internationally and using the passcode 49833195. A replay of the conference call will be available one and a half hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.

About Oil States

Oil States International, Inc. is a global products and services company predominantly serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and natural gas. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on our Company and our customers and the other risks associated with the general nature of the energy service industry discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands, Except Per Share Amounts)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues:
Products	$82,643	$102,980	$124,965	$185,623	$241,293
Services	63,602	116,714	139,720	180,316	274,003
	146,245	219,694	264,685	365,939	515,296

Costs and expenses:
Product costs	68,088	89,746	95,289	157,834	184,557
Service costs	59,995	107,856	112,823	167,851	223,433
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	128,083	197,602	208,112	325,685	407,990
Selling, general and administrative expense	23,992	26,124	31,484	50,116	61,592
Depreciation and amortization expense	24,646	26,409	31,883	51,055	63,434
Impairments of goodwill	—	406,056	—	406,056	—
Impairments of fixed assets	2,992	5,198	—	8,190	—
Other operating income, net	(134)	107	(399)	(27)	(485)
	179,579	661,496	271,080	841,075	532,531
Operating loss	(33,334)	(441,802)	(6,395)	(475,136)	(17,235)

Interest expense, net	(4,179)	(3,504)	(4,617)	(7,683)	(9,369)
Other income, net(2)	5,994	774	1,009	6,768	1,676
Loss before income taxes	(31,519)	(444,532)	(10,003)	(476,051)	(24,928)
Income tax benefit	6,893	39,491	263	46,384	540
Net loss	$(24,626)	$(405,041)	$(9,740)	$(429,667)	$(24,388)

Net loss per share:
Basic	$(0.41)	$(6.79)	$(0.16)	$(7.19)	$(0.41)
Diluted	$(0.41)	$(6.79)	$(0.16)	$(7.19)	$(0.41)

Weighted average number of common shares outstanding:
Basic	59,839	59,654	59,406	59,747	59,332
Diluted	59,839	59,654	59,406	59,747	59,332

________________
(1) Cost of revenues (exclusive of depreciation and amortization expense) included non-cash inventory impairment charges of $25.2 million ($12.0 million in product costs and $13.2 million in service costs) recognized in the first quarter 2020.
(2) Other income, net included a non-cash gain of $4.8 million recognized in connection with the purchase of $12.0 million principal amount of the 1.50% convertible senior notes in the second quarter of 2020.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (In Thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,819	$8,493
Accounts receivable, net	168,778	233,487
Inventories, net	198,276	221,342
Income taxes receivable	44,986	2,568
Prepaid expenses and other current assets	12,533	17,539
Total current assets	478,392	483,429

Property, plant, and equipment, net	409,148	459,724
Operating lease assets, net	38,297	43,616
Goodwill, net	75,746	482,306
Other intangible assets, net	217,854	230,091
Other noncurrent assets	27,446	28,701
Total assets	$1,246,883	$1,727,867

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$25,626	$25,617
Accounts payable	52,160	78,368
Accrued liabilities	40,823	48,840
Current operating lease liabilities	8,091	8,311
Income taxes payable	3,606	4,174
Deferred revenue	23,583	17,761
Total current liabilities	153,889	183,071

Long-term debt	229,490	222,552
Long-term operating lease liabilities	31,502	35,777
Deferred income taxes	31,796	38,079
Other noncurrent liabilities	21,337	24,421
Total liabilities	468,014	503,900

Stockholders' equity:
Common stock	733	726
Additional paid-in capital	1,117,771	1,114,521
Retained earnings	368,043	797,710
Accumulated other comprehensive loss	(83,767)	(67,746)
Treasury stock	(623,911)	(621,244)
Total stockholders' equity	778,869	1,223,967
Total liabilities and stockholders' equity	$1,246,883	$1,727,867

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In Thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(429,667)	$(24,388)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	51,055	63,434
Impairments of goodwill	406,056	—
Impairments of inventories	25,230	—
Impairments of fixed assets	8,190	—
Stock-based compensation expense	3,257	8,590
Amortization of debt discount and deferred financing costs	4,067	3,894
Deferred income tax benefit	(48,738)	(3,495)
Gain on extinguishment of 1.50% convertible senior notes	(4,779)	—
Gain on disposals of assets	(1,489)	(1,245)
Other, net	3,177	141
Changes in operating assets and liabilities:
Accounts receivable	56,062	19,884
Inventories	(4,320)	(534)
Accounts payable and accrued liabilities	(34,227)	1,200
Income taxes payable	(635)	943
Other operating assets and liabilities, net	10,892	(2,421)
Net cash flows provided by operating activities	44,131	66,003

Cash flows from investing activities:
Capital expenditures	(8,915)	(31,577)
Proceeds from disposition of property, plant and equipment	5,418	2,151
Other, net	(301)	(1,459)
Net cash flows used in investing activities	(3,798)	(30,885)

Cash flows from financing activities:
Revolving credit facility borrowings	72,173	119,252
Revolving credit facility repayments	(53,104)	(156,208)
Purchases of 1.50% convertible senior notes	(10,595)	—
Other debt and finance lease repayments, net	(165)	(301)
Payment of financing costs	(651)	(8)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,667)	(3,622)
Purchase of treasury stock	—	(757)
Net cash flows provided by (used in) financing activities	4,991	(41,644)

Effect of exchange rate changes on cash and cash equivalents	2	(384)
Net change in cash and cash equivalents	45,326	(6,910)
Cash and cash equivalents, beginning of period	8,493	19,316
Cash and cash equivalents, end of period	$53,819	$12,406

Cash paid for:
Interest	$3,486	$5,285
Income taxes, net of refunds	2,888	2,002

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA (In Thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020(2)	March 30, 2020(3)	June 30, 2019(4)	June 30, 2020	June 30, 2019
Revenues:
Well Site Services:
Completion Services	$36,175	$82,926	$103,320	$119,101	$203,962
Drilling Services	169	4,531	12,646	4,700	20,396
Total Well Site Services	36,344	87,457	115,966	123,801	224,358
Downhole Technologies	14,965	41,065	46,740	56,030	101,030
Offshore/Manufactured Products(1):
Project-driven products	51,365	36,788	38,517	88,153	65,762
Short-cycle products	11,452	22,069	35,011	33,645	67,024
Other products and services	32,119	32,315	28,451	64,310	57,122
Total Offshore/Manufactured Products	94,936	91,172	101,979	186,108	189,908
Total revenues	$146,245	$219,694	$264,685	$365,939	$515,296

Operating income (loss):
Well Site Services:
Completion Services	$(22,475)	$(139,603)	$(507)	$(162,078)	$(4,001)
Drilling Services	(445)	(5,351)	(2,601)	(5,796)	(7,160)
Total Well Site Services	(22,920)	(144,954)	(3,108)	(167,874)	(11,161)
Downhole Technologies	(11,110)	(192,691)	(1,462)	(203,801)	2,592
Offshore/Manufactured Products	9,419	(95,496)	9,809	(86,077)	15,068
Corporate	(8,723)	(8,661)	(11,634)	(17,384)	(23,734)
Total operating loss	$(33,334)	$(441,802)	$(6,395)	$(475,136)	$(17,235)

________________

(1) Disaggregated revenue data is provided to supplement the Segment Data.

(2) Operating income (loss) for the three months ended June 30, 2020 included a non-cash fixed asset impairment charge of $3.0 million and severance and downsizing charges of $3.5 million related to the Completion Services business. In the Downhole Technologies segment, operating income (loss) included $1.3 million of severance and downsizing charges. In the Offshore/Manufactured Products segment, operating income (loss) included $0.3 million of severance charges.

(3) Operating income (loss) for the three months ended March 31, 2020 included a non-cash goodwill impairment charge of $127.1 million, non-cash inventory charges of $9.0 million and severance and downsizing charges of $0.3 million related to the Completion Services business. In the Drilling Services business, operating income (loss) included a non-cash fixed asset impairment charge of $5.2 million and $0.2 million of severance and downsizing charges. In the Downhole Technologies segment, operating income (loss) included a non-cash goodwill impairment charge of $192.5 million. In the Offshore/Manufactured Products segment, operating income (loss) included a non-cash goodwill impairment charge of $86.5 million, non-cash inventory charges of $16.2 million and $0.1 million of severance charges.

(4) Operating income (loss) for the three months ended June 30, 2019 included severance and downsizing charges of $0.3 million related to the Completion Services business and $1.0 million related to the Offshore/Manufactured Products segment.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION SEGMENT EBITDA (B) (In Thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Well Site Services:
Completion Services:
Operating loss	$(22,475)	$(139,603)	$(507)	$(162,078)	$(4,001)
Depreciation and amortization expense	13,352	14,766	17,248	28,118	34,534
Impairment of goodwill	—	127,054	—	127,054	—
Impairment of inventory	—	8,981	—	8,981	—
Impairment of fixed assets	2,992	—	—	2,992	—
Other income	1,115	675	809	1,790	1,390
EBITDA	$(5,016)	$11,873	$17,550	$6,857	$31,923

Drilling Services:
Operating loss	$(445)	$(5,351)	$(2,601)	$(5,796)	$(7,160)
Depreciation and amortization expense	16	270	3,224	286	6,565
Impairment of fixed assets	—	5,198	—	5,198	—
Other income	—	—	126	—	147
EBITDA	$(429)	$117	$749	$(312)	$(448)

Total Well Site Services:
Operating loss	$(22,920)	$(144,954)	$(3,108)	$(167,874)	$(11,161)
Depreciation and amortization expense	13,368	15,036	20,472	28,404	41,099
Impairment of goodwill	—	127,054	—	127,054	—
Impairment of inventory	—	8,981	—	8,981	—
Impairments of fixed assets	2,992	5,198	—	8,190	—
Other income	1,115	675	935	1,790	1,537
Segment EBITDA	$(5,445)	$11,990	$18,299	$6,545	$31,475

Downhole Technologies:
Operating income (loss)	$(11,110)	$(192,691)	$(1,462)	$(203,801)	$2,592
Depreciation and amortization expense	5,619	5,584	5,256	11,203	10,322
Impairment of goodwill	—	192,502	—	192,502	—
Other income (expense)	(13)	(77)	14	(90)	14
Segment EBITDA	$(5,504)	$5,318	$3,808	$(186)	$12,928

Offshore/Manufactured Products:
Operating income (loss)	$9,419	$(95,496)	$9,809	$(86,077)	$15,068
Depreciation and amortization expense	5,476	5,628	5,973	11,104	11,560
Impairment of goodwill	—	86,500	—	86,500	—
Impairment of inventory	—	16,249	—	16,249	—
Other income	113	176	60	289	125
Segment EBITDA	$15,008	$13,057	$15,842	$28,065	$26,753

Corporate:
Operating loss	$(8,723)	$(8,661)	$(11,634)	$(17,384)	$(23,734)
Depreciation and amortization expense	183	161	182	344	453
EBITDA	$(8,540)	$(8,500)	$(11,452)	$(17,040)	$(23,281)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In Thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Net loss	$(24,626)	$(405,041)	$(9,740)	$(429,667)	$(24,388)
Income tax benefit	(6,893)	(39,491)	(263)	(46,384)	(540)
Depreciation and amortization expense	24,646	26,409	31,883	51,055	63,434
Impairments of goodwill	—	406,056	—	406,056	—
Impairments of inventory	—	25,230	—	25,230	—
Impairments of fixed assets	2,992	5,198	—	8,190	—
Interest expense, net	4,179	3,504	4,617	7,683	9,369
Gain on extinguishment of 1.50% convertible senior notes	(4,779)	—	—	(4,779)	—
Consolidated EBITDA (A)	$(4,481)	$21,865	$26,497	$17,384	$47,875

________________
A. The term Consolidated EBITDA consists of net loss plus net interest expense, taxes, depreciation and amortization expense, and adjustments for certain other items such as non-cash asset impairment charges and gain on extinguishment of 1.50% convertible senior notes. Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth a reconciliation of Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

B. The terms EBITDA and Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and adjustments for certain other items such as non-cash asset impairment charges. EBITDA and Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA and Segment EBITDA as a supplemental disclosure because its management believes that EBITDA and Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA and Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

SOURCE: Oil States International, Inc.